UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): April 3, 2007

                     CHINA BIOPHARMACEUTICALS HOLDINGS, INC.
                         ------------------------------
             (Exact name of registrant as specified in its charter)


      Delaware                       814-00063                  13-2949462
      --------                       ---------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
    of incorporation)                                        Identification No.)

                           Suite 602, China Life Tower
                        16 Chaowai Street, Chaoyang Dist.
                              Beijing, China 100020
                           --------------------------
                    (Address of principal executive offices)

                                 86-10-85251616
                      -------------------------------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On April 3, 2007, China Biopharmaceuticals Holdings, Inc.(the "Company") issued the press release attached hereto as Exhibit 99.1, announcing its results of operations for the full year ended December 31, 2006.

The information in this Item 2.02, including Exhibit 99.1, is being furnished to the Securities and Exchange Commission (the "SEC") and shall not be deemed to be incorporated by reference into any of the Company's filings with the SEC under the Securities Act of 1933.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

     (d)  Press Release dated April 3, 2007


             Exhibit No.   Dexcription
             -----------   -----------
               99.1        Press Release dated April 3, 2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                China Biopharmaceuticals Holdings, Inc.

                                By:  /s/ Chris Peng Mao
                                -----------------------------
                                Name:  Chris Peng Mao
                                Title: Chief Executive Officer

Dated:  April 3, 2007

                                                                    Exhibit 99.1


 China Biopharmaceuticals Holdings Announces Fiscal Year 2006 Financial Results

BEIJING, April 3 /Xinhua - PRNewswire - FirstCall/ - China Biopharmaceuticals Holdings, Inc. (OTC BB: CHBP), a leading Chinese pharmaceutical company focused on the development, manufacturing and marketing of innovative drugs in China, today announced its financial results for the year ended December 31, 2006.

Revenues for the year ended December 31, 2006 increased 9.5% to $26 million compared to $23.7 million in 2005. Revenue primarily increased due to the accretive effects of the full-year results of Erye and the Enshi acquisition, which occurred in June 2006 that generated $22.6 million and $2.9 million respectively. Erye increased sales through the introduction of new generic products in 2006. Keyuan, the Company's third subsidiary, generated $452,052 in sales for 2006.

Costs of goods sold for 2006 was $18.8 million compared to $18.5 million for 2005. Gross profit for 2006 increased 38% to $7.1 million compared to $5.2 million for 2005. Gross profit margin for the twelve months ended December 31, 2006 was 28% as compared to approximately 22% for 2005.

The Company reported a net loss for 2006 of $2.4 million compared to a net income of $960,685 for 2005. The net loss is primarily attributable to the effects of the Enshi acquisition. Expenses such as advisory fees, Enshi-related audit fees, legal fees, interest expense related to the loan used to acquire Enshi, as well as the net operating loss incurred by the Enshi subsidiary all substantially impacted the net loss recorded for the year ended December 31, 2006. In addition, there was an overall increase in professional fees incurred by the Company. The Company has calculated the one-time Enshi related expenses to be more than $2 million for the year ended December 31, 2006. Excluding the effects of the Enshi related expenses and their 2006 loss; the Company believes it may have recorded a positive net income for the year ended December 31, 2006.

On March 15, 2007 China Biopharmaceuticals announced that it commenced action to freeze $10 million in the assets of Mr. Li Xiaobo, the former shareholder and management of our subsidiary Enshi. The Company believes that there should be an adjustment to the purchase price to Enshi. Certain sales and receivables of Enshi have been found to be misrepresented and appropriate adjustments have been record in the 2006 financial results. To date the Company has successfully frozen approximately $7 million worth of Mr. Li's assets and intends to use these assets to satisfy the Company's rights and damages against Mr. Li.

Mr. Chris Peng Mao, Chairman and CEO of China Biopharmaceuticals, commented, "In June 2006 we acquired Shenyang Enshi Pharmaceutical, a pharmaceutical manufacturer that we felt would strengthen our business model and help contribute to our goal of increasing shareholder value. The management team, board, and advisors of China Biopharmaceuticals agreed after we reviewed all of Enshi's related financial statements for 2006 that sales and accounts receivables had been inflated to obtain a higher purchase price. Therefore, on March 15, 2007 CHBP announced this financial irregularity and our intent to have $10 million in the assets of Mr. Li Xiaobo frozen. Our goal is to use these assets as an off set to any potential adjustment in the purchase price since Mr. Li Xiaobo had guaranteed the representations and warranties on behalf of Enshi. We still believe that the acquisition of Enshi will prove beneficial as we have acquired a strong group of Western and Traditional Chinese Medicines. These products are now being sold profitably with the new management team that has been installed since the end of 2006."

Mr. Mao continued, "Although I regret reporting a net loss for the year, I am confident that many of the expenses incurred in 2006 are of a one-time nature and management has taken the necessary steps to return to profitability in 2007".

The Company will be hosting their year end earnings conference call on Wednesday, April 11th at 11:00 AM. CHBP will announce more detail regarding the call this week.

About China Biopharmaceuticals Holdings
---------------------------------------

China Biopharmaceuticals Holdings, Inc (Symbol: CHBP) is a vertically integrated pharmaceutical company dedicated to the discovery, development, manufacturing and marketing of small and large molecule pharmaceutical products, including medicines, vaccines, and active pharmaceutical ingredients for various categories of diseases. CHBP's product portfolio includes 260 drugs already approved for manufacturing and marketing by the Chinese State Food and Drug Administration (SFDA). CHBP also has submitted 15 drug applications to the SFDA for its review during the calendar year of 2006. CHBP is a U.S.-listed public company with operating subsidiaries and senior management based in China. For further information, please visit our website at http://www.cbioinc.com .

Safe Harbor Statement
---------------------

The statements contained herein that are not historical facts are "forward looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates" or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, our statements regarding the potential growth of the markets are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward looking statements are made only as of the date of this filing, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.


Contact Information:

Chris Peng Mao, CEO
China Biopharmaceuticals Holdings
Tel:   +86-10-8525-1616
Email: info@cbioinc.com

Investors:
Alan Sheinwald, Partner
HCI Emerging Growth
Tel:   +1-914-669-0222
Email: Alan.Sheinwald@HCInternational.net